Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

FOX REPORTS THIRD QUARTER FISCAL 2021

NET INCOME OF $582 MILLION,

EARNINGS PER SHARE OF $0.96

REVENUES OF $3.22 BILLION

AND ADJUSTED EBITDA OF $899 MILLION

NEW YORK, NY, May 5, 2021 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended March 31, 2021.

The Company reported quarterly net income of $582 million as compared to the $90 million reported in the prior year quarter. The increase in net income was primarily due to the change in fair value of the Company’s investments recognized in Other, net in the prior year quarter. Net Income attributable to Fox Corporation stockholders was $567 million ($0.96 per share) as compared to the $78 million ($0.13 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $523 million ($0.88 per share) as compared to the $568 million ($0.93 per share) reported in the prior year quarter.

Total quarterly revenues were $3.22 billion as compared to the $3.44 billion reported in the prior year quarter, primarily due to the absence of the prior year broadcast of Super Bowl LIV. Affiliate revenues increased 10% with 18% growth at the Television segment and 6% growth at the Cable Network Programming segment. Advertising revenues were $1.20 billion as compared to the $1.57 billion reported in the prior year quarter, primarily due to the absence of the prior year broadcast of Super Bowl LIV, partially offset by the consolidation of Tubi, Inc. (“Tubi”) and the impact of additional NFL regular season and playoff broadcasts in the current year quarter.

Quarterly Adjusted EBITDA2 was $899 million as compared to the $920 million reported in the prior year quarter as 7% growth at the Cable Network Programming segment was more than offset by the absence of the prior year broadcast of Super Bowl LIV at the Television segment.

Commenting on the results, Executive Chairman and Chief Executive Officer Lachlan Murdoch said:

“The company continues to deliver operationally and financially with our year-to-date Revenues and EBITDA pacing well ahead of last year, despite the impact of COVID and the comparison against a Super Bowl year. Consistent with our expectations, FOX News reclaimed its leadership position as America’s number one cable news network and the most watched cable network in primetime, while FOX Sports reached a landmark agreement with the NFL to extend our Sunday NFC rights package with expanded digital rights. These strategic milestones, coupled with a slate of complementary, high-growth, digital-focused assets, led by continued record growth at Tubi, provide a powerful platform to grow our business for the long-term.”

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

REVIEW OF OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
	$ Millions
Revenues by Component:

Affiliate fee	$1,719	$1,559	$4,770	$4,389
Advertising	1,198	1,570	4,449	4,621
Other	298	311	800	875

Total revenues	$3,215	$3,440	$10,019	$9,885

Segment Revenues:
Cable Network Programming	$1,471	$1,467	$4,284	$4,221
Television	1,695	1,926	5,601	5,548
Other, Corporate and Eliminations	49	47	134	116

Total revenues	$3,215	$3,440	$10,019	$9,885

Adjusted EBITDA:
Cable Network Programming	$850	$792	$2,202	$2,032
Television	135	224	407	261
Other, Corporate and Eliminations	(86)	(96)	(239)	(256)

Adjusted EBITDA[3]	$899	$920	$2,370	$2,037

Depreciation and amortization:
Cable Network Programming	$16	$15	$41	$44
Television	26	17	77	46
Other, Corporate and Eliminations	36	25	98	74

Total depreciation and amortization	$78	$57	$216	$164

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

CABLE NETWORK PROGRAMMING

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
	$ Millions
Revenues
Affiliate fee	$1,068	$1,006	$2,969	$2,902
Advertising	283	304	1,023	895
Other	120	157	292	424

Total revenues	1,471	1,467	4,284	4,221
Operating expenses	(505)	(554)	(1,725)	(1,866)
Selling, general and administrative	(122)	(126)	(374)	(342)
Amortization of cable distribution investments	6	5	17	19

Segment EBITDA	$850	$792	$2,202	$2,032

Cable Network Programming reported quarterly segment revenues of $1.47 billion in the current year quarter. Affiliate revenues increased $62 million or 6% as compared to the prior year quarter, driven by contractual price increases, including the impact of distribution agreement renewals. Advertising revenues were $283 million as compared to the $304 million reported in the prior year quarter as continued strength in linear pricing at FOX News Media was more than offset by a slower news cycle in the current year quarter. Other revenues were $120 million as compared to the $157 million reported in the prior year quarter, primarily due to lower sports sublicensing revenues and the absence of pay-per-view boxing in the current year quarter.

Cable Network Programming reported quarterly segment EBITDA of $850 million, an increase of $58 million or 7% from the amount reported in the prior year quarter, primarily due to lower expenses at FOX Sports. The lower expenses at FOX Sports were primarily the result of lower studio show production costs, including the absence of the prior year’s Super Bowl week studio shows, and lower sublicensed sports rights.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

TELEVISION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
	$ Millions
Revenues
Advertising	$915	$1,266	$3,426	$3,726
Affiliate fee	651	553	1,801	1,487
Other	129	107	374	335

Total revenues	1,695	1,926	5,601	5,548
Operating expenses	(1,359)	(1,486)	(4,613)	(4,713)
Selling, general and administrative	(201)	(216)	(581)	(574)

Segment EBITDA	$135	$224	$407	$261

Television reported quarterly segment revenues of $1.70 billion as compared to the $1.93 billion reported in the prior year quarter as higher affiliate and other revenues were more than offset by lower advertising revenues due to the absence of the prior year broadcast of Super Bowl LIV. Affiliate revenues increased $98 million or 18%, driven by increases in fees from third-party FOX affiliates and higher average rates at the Company’s owned and operated television stations. Other revenues increased $22 million or 21%, primarily due to higher content revenues at FOX Entertainment and Bento Box. Advertising revenues were $915 million as compared to the $1.27 billion reported in the prior year quarter as the impact of the consolidation of Tubi, the addition of the rotating NFL Divisional playoff game and the timing of the NFL’s Week 17 doubleheader in the current year quarter were more than offset by the absence of the prior year broadcast of Super Bowl LIV.

Television reported quarterly segment EBITDA of $135 million as compared to the $224 million reported in the prior year quarter as the revenue trends noted above were partially offset by lower expenses. The lower expenses were primarily due to the absence of the prior year broadcast of Super Bowl LIV.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

SHARE REPURCHASE PROGRAM

On November 6, 2019, the Company announced the authorization of a $2 billion stock repurchase program. To date, the Company has repurchased $1.01 billion of its Class A common stock and $417 million of its Class B common stock.

IMPACT OF COVID-19

The outbreak of the COVID-19 pandemic has resulted in widespread and continuing negative impacts on the macroeconomic environment and disruption to the Company’s business. Weak economic conditions and increased volatility and disruption in the financial markets pose risks to the Company and its business partners, including advertisers whose expenditures tend to reflect overall economic conditions. The COVID-19 pandemic has caused some of the Company’s advertisers to reduce their spending, and future declines in the economic prospects of advertisers or the economy in general could negatively impact their advertising expenditures further. Depending on the duration and severity of the weak economic environment, it could lead to changes in consumer behavior, including increasing numbers of consumers canceling or foregoing subscriptions to multi-channel video programming distributor services, that adversely affect the Company’s affiliate fee and advertising revenues. In addition, the Company’s business depends on the volume and popularity of the content it distributes, particularly sports content. Following the COVID-19 outbreak, sports events to which the Company has broadcast rights were cancelled or postponed and the production of certain entertainment content the Company distributes was suspended. Although most sports events and productions have resumed, there may be additional content disruptions in the future, and depending on their duration and severity, these disruptions could materially adversely affect the Company’s future advertising revenues and, over a longer period, its future affiliate fee revenues. To the extent the pandemic further negatively impacts the Company’s ability to air sports events, it could result in a significantly greater adverse effect on the Company’s business, financial condition or results of operations than the Company has experienced thus far. In addition, shifting sports schedules may negatively impact the Company’s ability to attract viewers and advertisers to its sports and entertainment programming.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Joe Dorrego, Investor Relations	Megan Klein, Press Inquiries
212-852-7856	310-369-1363

Dan Carey, Investor Relations 212-852-7955

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
	$ Millions, except per share amounts
Revenues	$3,215	$3,440	$10,019	$9,885
Operating expenses	(1,885)	(2,061)	(6,399)	(6,620)
Selling, general and administrative	(437)	(464)	(1,267)	(1,247)
Depreciation and amortization	(78)	(57)	(216)	(164)
Impairment and restructuring charges	—	—	(35)	(9)
Interest expense	(98)	(89)	(296)	(269)
Interest income	—	8	3	33
Other, net[4]	61	(632)	752	(345)

Income before income tax expense	778	145	2,561	1,264
Income tax expense	(196)	(55)	(632)	(347)

Net income	582	90	1,929	917

Less: Net income attributable to noncontrolling interests	(15)	(12)	(32)	(40)

Net income attributable to Fox Corporation stockholders	$567	$78	$1,897	$877

Weighted average shares:	593	612	598	619
Net income attributable to Fox Corporation stockholders per share:	$0.96	$0.13	$3.17	$1.42

[4]	Other, net presented above includes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

CONSOLIDATED BALANCE SHEETS

	March 31, 2021	June 30, 2020
Assets:	$ Millions
Current assets:
Cash and cash equivalents	$5,765	$4,645
Receivables, net	2,153	1,888
Inventories, net	685	856
Other	91	97

Total current assets	8,694	7,486

Non-current assets:
Property, plant and equipment, net	1,626	1,498
Intangible assets, net	3,156	3,198
Goodwill	3,403	3,409
Deferred tax assets	3,853	4,358
Other non-current assets	2,175	1,801

Total assets	$22,907	$21,750

Liabilities and Equity:
Current liabilities:
Borrowings	$749	$—
Accounts payable, accrued expenses and other current liabilities	2,236	1,906

Total current liabilities	2,985	1,906

Non-current liabilities:
Borrowings	7,201	7,946
Other liabilities	1,412	1,482
Redeemable noncontrolling interests	225	305
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	3	3
Additional paid-in capital	9,555	9,831
Retained earnings	1,912	674
Accumulated other comprehensive loss	(392)	(417)

Total Fox Corporation stockholders’ equity	11,081	10,094
Noncontrolling interests	3	17

Total equity	11,084	10,111

Total liabilities and equity	$22,907	$21,750

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2021	2020
	$ Millions
Operating Activities:
Net income	$1,929	$917
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	216	164
Amortization of cable distribution investments	17	19
Impairment and restructuring charges	35	9
Equity-based compensation	112	101
Other, net	(752)	345
Deferred income taxes	528	255
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(382)	(395)
Inventories net of program rights payable	257	167
Accounts payable and accrued expenses	88	(178)
Other changes, net	(182)	(59)

Net cash provided by operating activities	1,866	1,345

Investing Activities:
Property, plant and equipment	(333)	(192)
Acquisitions, net of cash acquired	—	(611)
Proceeds from dispositions, net	93	45
Sale of Investments	—	349
Purchase of investments	(86)	—
Other investing activities, net	(3)	12

Net cash used in investing activities	(329)	(397)

Financing Activities:
Repurchase of shares	(713)	(600)
Non-operating cash flows from (to) The Walt Disney Company	113	(70)
Settlement of Divestiture Tax prepayment	462	—
Dividends paid and distributions	(182)	(321)
Purchase of subsidiary noncontrolling interest	(67)	—
Other financing activities, net	(30)	5

Net cash used in financing activities	(417)	(986)

Net increase (decrease) in cash and cash equivalents	1,120	(38)
Cash and cash equivalents, beginning of year	4,645	3,234

Cash and cash equivalents, end of period	$5,765	$3,196

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31, 2021		March 31, 2020
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income	$582		$90
Less: Net income attributable to noncontrolling interests	(15)		(12)

Net income attributable to Fox Corporation stockholders	$567	$0.96	$78	$0.13
Other, net[5]	(61)	(0.10)	627	1.02
Tax provision	17	0.03	(137)	(0.22)
Rounding	—	(0.01)	—	—

As adjusted	$523	$0.88	$568	$0.93

[5]	Other, net presented above excludes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2021

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Interest income, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences and the impact of COVID-19).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and nine months ended March 31, 2021 and 2020:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
	$ Millions
Net income	$582	$90	$1,929	$917
Add:
Amortization of cable distribution investments	6	5	17	19
Depreciation and amortization	78	57	216	164
Impairment and restructuring charges	—	—	35	9
Interest expense	98	89	296	269
Interest income	—	(8)	(3)	(33)
Other, net	(61)	632	(752)	345
Income tax expense	196	55	632	347

Adjusted EBITDA	$899	$920	$2,370	$2,037